UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park South, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	The NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Overview of Leasehold Acquisition and Development Option Agreement and Asset Acquisition

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on January 5, 2024 (the “January 5th Form 8-K), on November 10, 2023, the Company entered into a Leasehold Acquisition and Development Option Agreement (the “Asphalt Ridge Option Agreement”) with Heavy Sweet Oil LLC (“Heavy Sweet”). Pursuant to the Asphalt Ridge Option Agreement, the Company acquired an option to purchase up to a 20% production share in certain leases in a long-developed oil and gas area of eastern Utah, southwest of Vernal, Utah, totaling 960 acres. Heavy Sweet holds the right to such leases below 500 ft depth from surface (the “Asphalt Ridge Leases”) and the Company acquired the option to participate in Heavy Sweet’s initial 960 acre drilling and production program on such Asphalt Ridge Leases (the “Asphalt Ridge Option”).

As also reported in the January 5th Form 8-K, on December 29, 2023, the Company and Heavy Sweet entered into an Amendment to Leasehold Acquisition and Development Agreement (“Amendment”), pursuant to which the Company and Heavy Sweet amended the Asphalt Ridge Option Agreement to provide that, within three (3) business days of the effective date of the Amendment, the Company would fund $200,000 of the $2,000,000 total purchase price in advance of Heavy Sweet satisfying the closing conditions set forth in the Asphalt Ridge Option Agreement, in exchange for the Company receiving an immediate 2% interest in the Asphalt Ridge Leases, which advanced funds would be used solely for the building of roads and related infrastructure in furtherance of the development plan (the “Development Plan”).

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2024, on August 5, 2024, the Company and Heavy Sweet entered into Amendment No. 2 to the Asphalt Ridge Option Agreement (“Amendment No. 2”), pursuant to which the Company and Heavy Sweet extended the expiration date of the option by two months from August 10, 2024 to October 10, 2024.

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2024, on September 26, 2024, the Company and Heavy Sweet entered into Amendment No. 3 to the Asphalt Ridge Option Agreement (“Amendment No. 3”), pursuant to which the Company and Heavy Sweet extended the expiration date of the option by two months from October 10, 2024 to December 10, 2024.

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on February 26, 2025, as of November 20, 2024, the Company and Heavy Sweet entered into Amendment No. 4 to the Asphalt Ridge Option Agreement, pursuant to which the Company and Heavy Sweet extended the expiration date of the option by two months from December 10, 2024 to February 10, 2025.

As also reported in the Company’s Current Report on Form 8-K filed with the Commission on February 26, 2025, as of January 27, 2025, the Company and Heavy Sweet entered into Amendment No. 5 to the Asphalt Ridge Option Agreement, pursuant to which the Company and Heavy Sweet extended the expiration date of the option by two months from February 10, 2025 to April 10, 2025.

Amendment No. 6 to Leasehold Acquisition and Development Option Agreement and Asset Acquisition

As of April 9, 2025, the Company and Heavy Sweet entered into Amendment No. 6 to the Asphalt Ridge Option Agreement (“Amendment No. 6”), pursuant to which the Company and Heavy Sweet extended the expiration date of the option by one month from April 10, 2025 to May 10, 2025.

The above description of Amendment No. 6 is qualified in its entirety by the text of Amendment No. 6, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No.6 to Leasehold Acquisition and Development Option Agreement, dated as of April 9. 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2025

Trio Petroleum Corp.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer